Exhibit 10.40

AMENDMENT
TO THE
POWER SOLUTIONS INTERNATIONAL, INC. 2012 INCENTIVE COMPENSATION PLAN (AS AMENDED JULY 31, 2013)
Effective February 15, 2016

WHEREAS, Power Solutions International, Inc. (the “Corporation”) maintains the Power Solutions International, Inc. 2012 Incentive Compensation Plan, as amended effective July 31, 2013 (the “Plan”), for the benefit of Eligible Persons (as defined in the Plan) and their beneficiaries; and

WHEREAS, Section 15.1 of the Plan permits the Corporation’s Board of Directors (the “Board”) to amend the Plan at any time without approval of the Corporation’s stockholders, provided that (i) any amendment is subject to stockholder approval to the extent such approval is required by any federal or state law, or by any securities exchange or automated quotation system on which the Corporation’s shares may be then listed, and (ii) no Plan amendment shall accelerate the timing of payments that constitute non-qualified deferred compensation in a manner that results in adverse tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended; and

WHEREAS, the Corporation desires to amend the Plan to clarify the source of Shares authorized for issuance under the Plan.

NOW, THEREFORE, BE IT RESOLVED, that the Amendment to the Plan is hereby adopted as follows.

1.	Effective February 15, 2016, Section 4.1(b) of the Plan is hereby amended and restated in its entirety to read as follows:

(b)    The Committee shall from time to time determine the appropriate method for calculating the number of Shares that have been delivered pursuant to the Plan. Shares available for distribution pursuant to the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares, or shares reacquired by the Company in any manner.

2.
In all other respects, the provisions of the Plan are hereby ratified and confirmed, and they shall continue in full force and effect. In order to continue to set forth the provisions of the Plan in a single document, changes made by this Amendment may be incorporated into the most recent restatement of the Plan and the Table of Contents, and any section references or cross-references may be corrected and/or updated at any time.

IN WITNESS WHEREOF, the Board has evidenced the adoption of this Amendment to the Plan as of this 13th day of November, 2018.

POWER SOLUTIONS INTERNATIONAL, INC.

By: /s/ Charles F Avery, Jr.
Name: Charles F Avery, Jr.
Title: CFO